Exhibit (n)(4)

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 4 to the Registration Statement (No. 333-220385) on Form N-2 of Capital Southwest Corporation of our report dated May 17, 2018, relating to the financial statements of I-45 SLF LLC, appearing in the Prospectus of Capital Southwest Corporation and Subsidiaries, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading Independent Registered Public Accounting Firm in such Registration Statement and related Prospectus.

/s/ RSM US LLP

Chicago, Illinois
July 13, 2018